Amended Exhibit A to the
Transfer Agent Servicing Agreement
Separate Series of Direxion Funds at December, 2009

FUND NAMES	SERVICE CLASS	INVESTOR CLASS	INSTITUTIONAL CLASS	CLASS C

Monthly S&P 500 Bull 2x Fund		x
Monthly NASDAQ-100 Bull 2x Fund		x
Monthly Small Cap Bull 2x Fund		x
Monthly Dollar Bull 2x Fund		x
Monthly Emerging Markets Bull 2x Fund		x
Monthly Developed Markets Bull 2x Fund		x
Monthly Latin America Bull 2x Fund		x
Monthly Commodity Bull 2x Fund		x
Monthly 10 Year Note Bull 2x Fund		x
U.S. Government Money Market		x
Monthly S&P 500 Bear 2x Fund		x
Monthly NASDAQ-100 Bear 2x Fund		x
Monthly Small Cap Bear 2x Fund		x
Monthly Dollar Bear 2x Fund		x
Monthly Emerging Markets Bear 2x Fund		x
Monthly Developed Markets Bear 2x Fund		x
Monthly 10 Year Note Bear 2x Fund		x
Dynamic HY Bond Fund		x
Evolution Managed Bond Fund		x
Evolution All-Cap Equity Fund		x
Evolution Market Leaders Fund f/k/a Evolution Small Cap Fund		x
Evolution Alternative Investment Fund f/k/a Evolution Total Return Fund		x
HCM Freedom Fund	x
HY Bear Fund		x
PSI Total Return Fund		x
PSI Macro Trends Fund		x
PSI Core Strength Fund		x
Spectrum Equity Opportunity Fund	x
Spectrum Global Perspective Fund	x
Spectrum Select Alternative Fund	x
Monthly China Bull 2x Fund		x
Commodity Trends Strategy Fund	x	x	x	x
Direxion CTS Fund (a wholly owned subsidiary of the Commodity Trends Strategy Fund)
Financial Trends Strategy Fund	X	x	x	x
Direxion/Wilshire Dynamic Fund	X	x	x	x
Direxion Long/Short Global IPO Fund	x	x	x	x